UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Contract to Purchase office Building

We have entered into an Agreement and Escrow Instructions for Purchase of Real Estate, dated as of July 29, 2005 (the “Purchase Agreement”), by and between Guitar Center, Inc. (“Guitar Center” or the “Company”) and John and Denise Gooden (collectively, the “Seller”) regarding a parcel of real property located at 5775 Lindero Canyon Rd., Westlake Village, California 91362 (the “Property”).  The Property is located adjacent to our current leased corporate offices and would be used to provide growth space without the need to relocate our corporate staff.  The Property consists of three buildings (96,033 square feet in the aggregate and 87,509, 7,556 and 968 square feet individually).  The Purchase Agreement calls for an all cash purchase price of $12.2 million payable upon satisfaction of certain contingencies as set forth in the Purchase Agreement.  A $100,000 deposit became due upon execution of the Purchase Agreement, with the remaining $400,000 deposit to be funded within two business days following satisfactory completion of the 30 day due diligence period.  The Property is being sold on an “as is” basis.  Following closing, the Seller intends to lease the main building from Guitar Center at a lease rate of $53,000 per month, triple net, for a period of up to six months.

The description of the Purchase Agreement provided above is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Adoption of Long Term Incentive Plan.

On July 28, 2005, our Board of Directors (the “Board”) approved the Guitar Center, Inc. 2005 Long Term Incentive Plan (the “LTIP”), effective July 1, 2005.  The LTIP was approved based on the recommendation of our Compensation Committee, which supervised the design of the plan with the assistance of an independent compensation consultant.  Historically, we have provided equity-based incentives to our senior management solely in the form of stock options issued under stockholder approved plans.  The purpose of the LTIP is to provide equity incentives to senior management that include not only stock options or similar grants, but also a performance share program that measures performance on a multi-year basis.

The LTIP will be administered by the Compensation Committee of the Board or any other committee (the “Committee”) designated by the Board consisting of at least two members of the Board who qualify as outside directors under Section 162(m) of the Internal Revenue Code (the “Code”).  Any officer or other employee of the Company or any subsidiary of Guitar Center hired prior to the end of the Performance Period (as defined below) is eligible to participate in the LTIP.  The performance period under the LTIP began on July 1, 2005 and ends on December 31, 2007 (the “Performance Period”).  The LTIP is designed to qualify under Section 162(m) of the Code as a performance-based compensation plan.  Under Section 162(m), compensation in excess of $1,000,000 paid to any of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer, individually in any year, is not tax deductible by the Company unless such compensation is considered to be performance-based.  Any employee of Guitar Center or any subsidiary is eligible to participate in the LTIP, although it is currently expected that the participants will consist of executives at the level of executive vice president or above, initially 13 persons.

Awards under the LTIP will be made under the 2004 Guitar Center, Inc. Incentive Stock Award Plan (the “2004 Plan”), as amended from time to time, or any successor plan.  Under the LTIP, the Committee, in its sole discretion, will determine the number of stock options to grant to each participant.  It is expected that each participant will receive an annual grant of stock options under the 2004 Plan.  All such options will be for a term of ten years and will generally vest over four years in equal annual installments, except for options granted to Marty Albertson, our CEO, which will vest over three years consistent with his preexisting employment agreement.  The exercise price will be the fair market value of the underlying common stock on the date of grant.  The Committee will retain the authority in its sole discretion to make subsequent grants in any form of award permissible under the 2004 Plan.  At the time of the initial adoption of the LTIP, we granted options to acquire an aggregate of 109,000 shares of common stock to participants, including the following grants to named executive officers: 32,000 to Marty Albertson, CEO; 8,000 to Robert Eastman, CEO of Musicians Friend; 7,000 to Bruce Ross, CFO; and 5,000 to David Angress, Executive Vice President.

Also under the LTIP, the Committee may grant eligible employees performance awards in the form of Company common stock (the “Performance Shares”).  Whether or not these Performance Shares are earned by the participants will be determined based upon whether or not Guitar Center achieves specified objective performance goals during the ten quarter Performance Period (“Performance Goals”).  The Committee has not finalized the Performance Goals under the LTIP, but it is expected to be based on the attainment of a specified level of cumulative diluted earning per share during the Performance Period, subject to adjustment for items deemed to represent extraordinary or similar non-recurring items, such as extraordinary items under GAAP, debt repayment fees, future changes in income tax rates, changes in accounting principles, gains or losses on the disposition of real property, life insurance proceeds, costs related to the LTIP and goodwill impairment.  The target number of Performance Shares potentially issuable under the LTIP is expected to be 260,076, with the actual number of shares ultimately issuable to be between zero and twice such amount, depending on actual performance.  The target number of Performance Shares potentially issuable to named executive officers is: 76,800 to Marty Albertson; 15,273 to Robert Eastman; 15,273 to Bruce Ross; and 15,273 to David Angress (subject in each case to adjustment based on actual performance as described above).  The Committee also has the discretion to make cash payments in lieu of Performance Shares.  Individuals who become LTIP participants after initial adoption may receive a prorated award.  Under the LTIP, the Committee must establish the Performance Goals prior to September 28, 2005.

Performance Shares are subject to pro ration formulas in the event a participant is terminated other than for cause, resigns for good reason, dies or becomes disabled during the Performance Period.  In addition, immediately prior to a change in control during the Performance Period, a participant will be issued that number of Performance Shares equal to the greater of (a) fifty percent of such participant’s Target Performance Share Amount (as defined in the LTIP) or (b) that number of Performance Shares to which such participant shall be entitled based on the Committee’s written certification of attainment of Performance Goals measured by the Committee as of the most recently completed fiscal year preceding the execution of the definitive agreement giving rise to such change in control.  Notwithstanding the foregoing, in the event of a change in control consummated prior to December 31, 2005, such participant will be issued that number of Performance Shares equal to one hundred percent of such participant’s Target Performance Share Amount.

The description of the LTIP provided above is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  In addition, the full text of the 2004 Plan has previously been filed with the Securities and Exchange Commission as Annex A to the Definitive 2004 Proxy Statement and Annex A to the Definitive 2005 Proxy Statement.

Amendment to Mr. Albertson’s Employment Agreement

We are party to a Second Amended and Restated Employment Agreement with our CEO, Marty Albertson (the “Employment Agreement”).  Under that Agreement and as had been provided for in the predecessor agreement, we have agreed to issue annually to Mr. Albertson options to acquire 80,000 shares of our common stock.  As of July 28, 2005, in connection with the adoption of the LTIP, we entered into an amendment to the Employment Agreement which provides that for the fiscal years 2005, 2006 and 2007, our obligation  to grant an equity incentive to Mr. Albertson will be satisfied in full by granting to him, upon the terms and subject to the conditions set forth in the LTIP:

•                  an annual grant of options to purchase 32,000 shares of our common stock; and

•                  76,800 Performance Shares (as defined in the LTIP, and subject to increase or decrease based on performance as provided in the LTIP).

The description of the amendment to the Employment Agreement provided above is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Board Policy on Non-Employee Director Equity Compensation

Our current policy regarding the equity compensation paid to non-employee directors was described in our proxy statement dated March 28, 2005.  On July 28, 2005, our Compensation Committee approved a written version of its policy (which is unchanged from that reflected in the proxy statement), a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.  Also attached as Exhibit 10.5 is the current form of Restricted Stock Agreement used to document issuances of restricted stock to non-employee directors.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2005, our Board elected A.S. (Pat) MacMillan, Jr. to our Board.  Mr. MacMillan was also appointed to the Nominating and Corporate Governance Committee.

Mr. MacMillan is the Chief Executive Officer and controlling stockholder of Team Resources, Inc.  Team Resources is a consulting firm which specializes in organizational strategy and design as well as team and leadership development.  In 2004, our Board retained Team Resources to assist the Board in formulating and implementing an executive succession plan.  Team Resources had not previously been retained by Guitar Center in any capacity and was hired after a competitive process involving the interview of several other firms.  Team Resources reported to the Board of Directors for this engagement.  During the fiscal year ended December 31, 2004, Guitar Center paid Team Resources a total of $178,481, representing fees of $154,925 and expense reimbursement of $23,556.  Team Resources is not currently providing any services to Guitar Center, and any future engagement of it, which is not expected, would have to be approved by our Audit Committee.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description

10.1	Agreement and Escrow Instructions for Purchase of Real Estate, dated as of July 29, 2005, by and between Guitar Center, Inc. and John and Denise Gooden

10.2	Guitar Center, Inc. 2005 Long Term Incentive Plan.

10.3	Amendment No. 1 to Second Amended and Restated Employment Agreement made effective as of July 28, 2005 between Guitar Center, Inc., a Delaware corporation, and Marty Albertson.

10.4	Compensation Committee Non-Employee Director Equity Compensation Policy

10.5	Form of Non-Employee Director Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: August 3, 2005
	By:	/s/ Bruce Ross
Bruce Ross
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Escrow Instructions for Purchase of Real Estate, dated as of July 29, 2005, by and between Guitar Center, Inc. and John and Denise Gooden

10.2	Guitar Center, Inc. 2005 Long Term Incentive Plan.

10.3	Amendment No. 1 to Second Amended and Restated Employment Agreement made effective as of July 28, 2005 between Guitar Center, Inc., a Delaware corporation, and Marty Albertson.

10.4	Compensation Committee Non-Employee Director Equity Compensation Policy

10.5	Form of Non-Employee Director Restricted Stock Agreement.